Exhibit 99.(h)(vii)

STRUCTURING FEE AGREEMENT

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of July [•], 2014, between Raymond James & Associates, Inc. (“Qualifying Underwriter”) and Tekla Capital Management LLC (the “Adviser”).

WHEREAS, Tekla Healthcare Opportunities Fund (including any successor by merger or otherwise, the “Trust”) is a newly-organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its common shares of beneficial interest, par value $0.01 per share (“Common Shares”) are registered under the Securities Act of 1933, as amended;

WHEREAS, the Trust and the Adviser have entered into an underwriting agreement (the “Underwriting Agreement”), dated July [•], 2014 with each of the underwriters named therein (the “Underwriters”);

WHEREAS, the Adviser is the investment manager of the Trust;

WHEREAS, Qualifying Underwriter is acting as a co-manager in an offering of the Trust’s common shares; and

WHEREAS, the Adviser desires to provide a structuring fee (the “Fee”) to Qualifying Underwriter for services assisting the Adviser with respect to the structure and design of the Trust and the organization of the Trust as well as services related to the sale and distribution of the Trust’s Common Shares;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.                                      In consideration of assisting the Adviser with respect to the structure and design of the Trust and the organization of the Trust as well as services related to the sale and distribution of the Trust’s Common Shares, the Adviser shall pay a fee to Qualifying Underwriter in the aggregate amount of $[•] (the “Fee”).  The Fee shall be paid following the Closing Date on or before July [•], 2014.  The Fee shall be paid by wire transfer to the order of Raymond James.  In the event the Offering does not proceed, a Fee will not be received under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.

2.                                      This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without common shares having been delivered and paid for.  If this Agreement is terminated the Trust shall reimburse the Qualifying Underwriter only for all of its accountable out-of-pocket expenses actually incurred.

3.                                      This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

1

4.                                      No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Adviser and Qualifying Underwriter consent to the jurisdiction of such courts and personal service with respect thereto.  Each of Qualifying Underwriter and the Adviser waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each of the Adviser and Qualifying Underwriter agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Adviser and Qualifying Underwriter, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Adviser and Qualifying Underwriter, as the case may be, is or may be subject, by suit upon such judgment.

5.                                      This Agreement may not be assigned by either party without the prior written consent of the other party.

6.                                      This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Qualifying Underwriter and the Adviser.

7.                                      All notices required or permitted to be sent under this Agreement shall be sent, if to the Adviser:

Tekla Capital Management LLC

2 Liberty Square, 9th Floor

Boson, MA 02109

Attention: [•]

or if to Qualifying Underwriter:

Raymond James & Associates, Inc.

880 Carillon Parkway

Tower 3, 5th Floor

St. Petersburg, FL 33716

Attention: John Critchlow

or such other name or address as may be given in writing to the other parties.  Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

2

8.                                      This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

TEKLA CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:

3

Indemnification Agreement

July [•], 2014

Raymond James & Associates, Inc.

880 Carillon Parkway

Tower 3, 5th Floor

St. Petersburg, FL 33716

Ladies and Gentlemen:

In connection with the engagement of Raymond James & Associates, Inc. (“Qualifying Underwriter”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with respect to the matters set forth in the Structuring Fee Agreement dated July [•], 2014, between the Company and Qualifying Underwriter (the “Agreement”), in the event that Qualifying Underwriter becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement (other than those services provided under the Underwriting Agreement), the Company agrees to indemnify, defend and hold Qualifying Underwriter harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement (other than those services provided under the Underwriting Agreement), except to the extent that it shall be determined by a court of competent jurisdiction that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, bad faith or willful misconduct of Qualifying Underwriter.  In addition, in the event that Qualifying Underwriter becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement (other than those services provided under the Underwriting Agreement), the Company will reimburse Qualifying Underwriter for its legal and other expenses reasonably incurred in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted from gross negligence, bad faith or willful misconduct of Qualifying Underwriter or Qualifying Underwriter is not otherwise entitled to indemnification hereunder.  The indemnification provided hereunder shall not extend to those matters indemnified under the Underwriting Agreement, dated July [•], 2014, by and among Tekla Healthcare Opportunities Fund (the “Trust”), Tekla Capital Management LLC and each of the underwriters named therein.  If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and Qualifying Underwriter, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and Qualifying Underwriter, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and Qualifying Underwriter, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the Agreement bears to the fees paid to Qualifying Underwriter under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Qualifying Underwriter is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Qualifying Underwriter pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Qualifying Underwriter, on the other hand.  The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Qualifying Underwriter is an actual or potential party to such Proceeding, without Qualifying Underwriter’s prior written consent, which consent shall not be unreasonably withheld.  The Company shall not be liable for any settlement of any Proceeding effected by Qualifying Underwriter without its prior written consent.  For purposes of this Indemnification Agreement, Qualifying Underwriter shall include Qualifying Underwriter, any of its affiliates, each other person, if any, controlling Qualifying Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons.  The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither Qualifying Underwriter nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Qualifying Underwriter’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement (other than those services provided under the Underwriting Agreement), except to the extent that it shall be determined by a court of competent jurisdiction that any losses, claims, damages, liabilities or expenses reasonably incurred by the Company resulted primarily from the gross negligence, bad faith or willful misconduct of Qualifying Underwriter in performing the services that are the subject of the Agreement.  Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligations of any party arising under or in connection with the Underwriting Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY

AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND QUALIFYING UNDERWRITER CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST QUALIFYING UNDERWRITER.  EACH OF QUALIFYING UNDERWRITER AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH OF QUALIFYING UNDERWRITER AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON QUALIFYING UNDERWRITER AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH QUALIFYING UNDERWRITER AND THE COMPANY, AS THE CASE MAY BE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

TEKLA CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title: